Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-150749 on Form S-4 of our report dated March 28, 2008 (March 31, 2008 as to Note 17) relating to the financial statements of AGY Holding Corp. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Greenville, South Carolina

May 30, 2008